Exhibit 10.13

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) to the Management Agreement, dated as of November 18, 2008, by and among Centre Partners Management LLC, a Delaware limited liability company (the “Manager”), and the other parties thereto (the “Management Agreement”), is made and entered into as of December 17, 2009 by and among the Manager, Connors Bros. Holdings, L.P., a Delaware limited partnership (“CBH”), and Bumble Bee Capital Corp., a Delaware corporation (“BBCC” and, together with CBH, the “Joining Entities”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Management Agreement.

WHEREAS, Connors Bros., L.P. is the sole limited partner of CBH;

WHEREAS, Bumble Bee Foods, LLC is the legal and beneficial owner of all of the outstanding Common Stock of BBCC;

WHEREAS, pursuant to the Contribution Agreement, dated as of the date hereof, Connors Bros., L.P. transferred all of the issued and outstanding membership interests of Clover Leaf Dutch Holdings, LLC, the Membership class A and the attached Membership Rights of Clover Leaf Seafood Cooperatief U.A. and all of the issued and outstanding Common Shares of Stinson Seafood (2001), Inc. to CBH; and

WHEREAS, the Joining Entities desire to retain the Manager to, and the Manager desires to provide financial oversight and monitoring services to the Joining Entities as may be requested by the board of directors, general partners or board of managers, as applicable, of any of the Joining Entities during the term of the Management Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Agreement to be Bound. The Joining Entities hereby agree that upon execution of this Agreement, each shall become a party to the Management Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Management Agreement as though an original party thereto and shall be deemed to be a Client for all purposes thereof.

2. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Manager and the Joining Entities and the respective successors and assigns of each of them.

3. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4. Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, and all rights and remedies shall be governed by such laws without regard to principles of Conflicts of Laws.

5. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

THE MANAGER:

CENTRE PARTNERS MANAGEMENT LLC

By:	/s/ Scott Perekslis
Name:	Scott Perekslis
Title:

Address:	30 Rockefellar Plaza, 50th Floor
New York, NY 10020

THE JOINING ENTITIES:

CONNORS BROS. HOLDINGS, L.P.
By: CB HOLDINGS GP, LLC, its general partner

By:	/s/ John Stiker
Name:	John Stiker
Title:	Vice President and Secretary

Address:	c/o Centre Partners Management LLC
30 Rockefeller Plaza, 50th floor
New York, NY 10020

BUMBLE BEE CAPITAL CORP.

By:	/s/ Kent McNeil
Name:	Kent McNeil
Title:	Executive Vice President and Chief Financial Officer

Address:	c/o Bumble Bee Foods, LLC
9655 Granite Ridge Drive
San Diego, CA 92123

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